Exhibit 10.2
LICENSE AGREEMENT
This License Agreement (“Agreement”) is entered into as of July ___, 2010, by and between Sky Ranch LLC, a Colorado limited liability company, Debtor-in-Possession (“Debtor”) in connection with the proposed purchase by Pure Cycle Corporation, a Colorado corporation (“Pure Cycle”) of certain loan documents (each, a “Loan Document” and collectively, the “Loan Documents”) held by Bank of America, N.A. (the “Bank”) relating to the loan of Sky Ranch LLC, a Colorado limited liability company (“Borrower”).
RECITALS:
A. Borrower is one of the debtors in the bankruptcy proceeding of Neumann Homes, Inc. et al. as debtors, pending in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division in Bankruptcy Case No. 07-20412 (Jointly Administered).
B. Certain of the Loan Documents encumber land legally described in one or more of the Loan Documents located in Arapahoe County, Colorado and know as the “Sky Ranch” development (the “Land”). Debtor remains is in possession of the Land.
C. In connection with Pure Cycle’s proposed purchase of the Loan Documents from the Bank, Pure Cycle desires to enter upon and inspect the Land and Debtor desires to permit such entry and inspection, in accordance with the terms and subject to the conditions set forth in this Agreement.
AGREEMENTS:
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the sufficiency of which are hereby acknowledged and agreed by the Parties hereto, the Parties hereto agree as follows:
1. Recitals. The recitals set forth above are incorporated into this Agreement as if fully set forth herein.
2. Entry Upon Land; Inspection Period. For a period commencing upon the date hereof and ending at 5:00 pm Eastern Time on September 30, 2010 (“Inspection Period”), Pure Cycle and its officers, employees, agents, invitees and contractors (“Pure Cycle’s Representatives”) at Pure Cycle’s sole option, cost, risk and expense, shall have the non-exclusive right and privilege to enter upon the Land for the sole purpose of allowing Pure Cycle’s consultant to conduct a phase 1 environmental assessment of the Land. Pure Cycle acknowledges and agrees that in connection with Pure Cycle’s evaluation of the environmental condition of the Land, (i) it shall not use any consultant previously engaged by the Bank and (ii) it shall not perform or permit any of its consultants or contractors to perform any physically invasive tests of the Land (including, without limitation, drilling, boring, digging, excavation, test pits or the like) without the Debtor’s and the Bank’s express written consent. Debtor and the Bank, at their option, each shall be permitted to have a representative present during all such inspections. Pure Cycle’s rights to enter upon the Land and conduct such phase 1 environmental assessment of the Land shall expire automatically upon the end of the Inspection Period, without the necessity of any notice or action on the part of Debtor or the Bank.

3. Insurance. Pure Cycle acknowledges, understands and agrees that, in connection with and as a condition precedent to entry upon the Land, Pure Cycle and each of Pure Cycle’s Representatives entering onto the Land shall carry comprehensive general liability insurance with a combined single limit with respect to each occurrence in an amount of not less than $1,000,000 and $2,000,000 in the aggregate, insuring all activities and conduct of Pure Cycle and Pure Cycle’s Representatives while exercising such right of access and naming each of Debtor and the Bank as an additional insured. Pure Cycle represents and warrants that it carries commercial general liability insurance with contractual liability endorsement, with a combined single limit with respect to each occurrence in an amount of not less than $1,000,000 and $2,000,000 in the aggregate, which insures Pure Cycle’s indemnity obligations hereunder, and will provide Debtor and the Bank with written evidence of same prior to entry on the Land. Pure Cycle shall promptly restore any physical damage or alteration of the physical condition of the Land which is caused by any environmental inspections or activities conducted by Pure Cycle or Pure Cycle’s Representatives (provided, however, that the foregoing shall not be deemed to allow Pure Cycle to undertake any physically invasive activities on the Land without first obtaining the express written consent of each of the Debtor and the Bank), at Pure Cycle’s sole cost and expense and in strict accordance with all requirements of applicable law.
4. Indemnification. Pure Cycle hereby undertakes and agrees (which agreement shall survive any purchase of the Loan Documents by Pure Cycle or termination of the Loan Sale Agreement) to indemnify, defend, and hold Bank and Debtor and their respective officers, directors, owners, employees, agents and representatives, free and harmless from any loss, injury, damage, claim, lien, cost or expense, including attorneys’ fees and costs, resulting from any entry upon the Land by Pure Cycle or Pure Cycle’ Representatives and any environmental tests or inspections conducted on the Land by Pure Cycle or any of Pure Cycle’ Representatives, provided, however, that the foregoing shall not be deemed to allow Pure Cycle to undertake any physically invasive testing on the Land without first obtaining the express written consent of each of the Debtor and the Bank.
5. No Liens. Pure Cycle shall keep the Land free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Pure Cycle or Pure Cycle’s Representatives with respect to any environmental inspection or testing of the Land (a “Lien Claim”), provided, however, that the foregoing shall not be deemed to allow Pure Cycle to undertake any physically invasive testing on the Land without first obtaining the express written consent of each of the Debtor and the Bank. If any such a Lien Claim at any time shall be filed, Pure Cycle shall cause the same to be discharged of record within thirty (30) days after knowledge by Pure Cycle thereof by satisfying the same or, if Pure Cycle, in its discretion and in good faith determines that such Lien Claim should be contested, by obtaining a bond or providing a cash escrow acceptable to Bank and Debtor in an amount not less than 150% of the maximum amount of such Lien Claim, including possible interest that may accrue on the same. Failure by Pure Cycle to discharge such Lien Claim or obtain and provide to Bank and Debtor such bond or cash escrow within the thirty (30) day said period shall be a breach of this Agreement.

6. No Representations. Pure Cycle acknowledges and agrees that neither Bank, Debtor nor any of their respective agents, attorneys, officers, employees or contractors have made any representations or warranties regarding the Land or the truth, accuracy or completeness of any documentation relating to the Land, and that the Bank has provided such documentation to Pure Cycle solely as an accommodation to Pure Cycle, and that neither of Bank nor Debtor has undertaken any independent investigation as to the truth, accuracy or completeness thereof.
7. Damage to Land; Restoration and Indemnification Obligations. If and to the extent Pure Cycle or any of Pure Cycle’ Representatives shall cause any damage to the Land during the performance of any environmental tests and inspections of the Land (provided, however, that the foregoing shall not be deemed to allow Pure Cycle to undertake any physically invasive tests of the Land without first obtaining the express written consent of each of the Debtor and the Bank), Pure Cycle undertakes and agrees to restore the Land to as near as may be possible to the condition it existed prior to the occurrence of such damage. Pure Cycle hereby undertakes and agrees to indemnify, defend and hold Bank, Debtor and their respective officers, directors, owners, employees, agents, representatives and employees harmless from any claim, loss, cost, expense, liability, damage, loss or injury, including reasonable attorneys’ fees, caused by Pure Cycle and any of the Pure Cycle’ Representatives arising out of or related to such entry upon the Land including, without limitation, any damage or injury caused by Pure Cycle and Pure Cycle’ Representatives in performing said environmental tests and inspections and any failure of Pure Cycle to perform its restoration obligations (provided, however, that the foregoing shall not be deemed to allow Pure Cycle to undertake any physically invasive tests of the Land without first obtaining the express written consent of each of the Debtor and the Bank). Neither Pure Cycle nor any of Pure Cycle’ Representatives shall conduct or perform any drilling, boring, digging, excavation, tests pits or any other physically invasive testing of the Land, or otherwise disturb any portion of the Land, without in each case first obtaining the express written consent of the Bank and the Debtor at least 48 hours in advance of any such work.
8. Survival. The duties, undertakings and obligations of Pure Cycle under this Agreement shall survive and continue in full force and effect following any purchase of the Loan Documents by Pure Cycle, the termination of the Loan Sale Agreement and/or the termination or revocation of this Agreement.
9. Disclaimer — Inspection Materials. Pure Cycle acknowledges and agrees that any engineering reports, architectural reports, feasibility reports, marketing reports, soils reports, environmental reports, analyses or data or other similar reports, analyses, data or information of whatever type or kind and any other information which Pure Cycle has received or may hereafter receive from Bank or Debtor or their respective officers, employees, agents, attorneys, agents or representatives relating to the Land (collectively, “Property Documentation”) were and are furnished to Pure Cycle solely as an accommodation, and without representation or warranty of any kind or nature and on the express condition that Pure Cycle has performed or will perform its own independent verification of the accuracy, reliability and completeness of such information and that Pure Cycle will not rely thereon. Pure Cycle hereby fully and forever releases, acquits and discharges Bank and Debtor and their respective officers, directors, owners, employees, attorneys, agents or representatives of and from any claims, actions, causes of action, proceedings or liability, whether known or unknown, arising from the inaccuracy, unreliability or incompleteness of, or any defect, or mistake in any of the Property Documentation. Pure Cycle acknowledges and agrees that the terms of this paragraph 10 shall survive and continue in full force and effect following any purchase of the Loan Documents by Pure Cycle, the termination of the Loan Sale Agreement and/or the termination or revocation of this Agreement.

10. Default.
A. If Pure Cycle should default or breach its obligations to be performed by Pure Cycle under this Agreement, Debtor may terminate this Agreement by written notice of termination to Pure Cycle and Bank and Debtor shall be entitled to pursue any remedies available at law or in equity. In the event that this Agreement shall be so terminated, Pure Cycle shall have no rights or interests in or to the Land arising out of this Agreement. Notwithstanding any such termination, all of the those provisions of this Agreement which by their express terms are intended to survive termination of this Agreement shall survive such termination and remain in full force and effect.
B. If Debtor shall default or breach its obligations to be performed by Debtor under this Agreement, Pure Cycle shall be entitled, as its sole and exclusive remedy hereunder, to enforce the terms of this Agreement by injunctive relief. Pure Cycle hereby expressly waives any right to sue Debtor and the Bank for any money damages (including consequential, punitive or special damages) for any default by Debtor hereunder, either before or after the occurrence of any purchase of the Loan Documents by Pure Cycle, the termination of the Loan Sale Agreement and/or the termination or revocation of this Agreement.
11. Entire Agreement. It is understood and agreed that all understandings and agreements heretofore had between the Parties with respect to the subject matter hereof are merged into this Agreement and the exhibits annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that neither Party is relying upon any statement or representation, not embodied in this Agreement, made by the other. Each Party expressly acknowledges that, except as expressly provided in this Agreement, the other Party and the agents and representatives of the other Party have not made, and the other Party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby.
12. No Assignment. No assignment of this Agreement or of any right, benefit, privilege or obligation under this Agreement shall be made by any Party without the prior written consent of the non-assigning Party.
13. Third Party Beneficiary. With the exception of the Bank, who is and shall be a third party beneficiary of this Agreement, no person or entity not a direct party to this Agreement, including, without limitation, any employee, customer, vendor, independent contractor, consultant, lender, creditor or supplier of Pure Cycle, shall derive any rights hereunder or be construed to be a third party beneficiary hereof.

14. Waiver of Provisions. The terms, covenants and conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of any Party at any time to require performance of any provision hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any Party of any condition, contingency, or breach of any provision, term, covenant or warranty contained in this Agreement, whether by conduct or otherwise, shall be deemed to be or construed as a further or continuing waiver of any such condition, contingency or of the breach of any other provisions, term, covenant or warranty of this Agreement.
15. Costs of Enforcement. In the event of a default by either Party of its obligations under this Agreement, the prevailing Party in any action or proceeding in any court in connection therewith shall be entitled to recover from such other Party its costs and expenses, including reasonable legal fees and associated court costs.
16. Captions. Captions, titles and headings to articles, sections, or paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of this Agreement.
17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
18. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing to the address or addresses set forth below and shall be deemed given when received if served personally, or if delivered by overnight courier service, the day after delivery to such service if overnight delivery is so designated, or if mailed by registered or certified mail, return receipt requested, the third business day after being so mailed, as follows:
If to Debtor:
Sky Ranch, LLC

Attention:
Phone: (       )        -
Fax:     (       )        -
With a copy to:
David B. Yelin, Esq.
Duane Morris LLP
190 South LaSalle Street, Suite 3700
Chicago, Illinois 60603
Phone: (312) 499-6700
Fax:     (312) 466-6701

If to Pure Cycle:
Pure Cycle Corporation
Attention: Mark Harding
President and Chief Executive Officer
500 East 8th Avenue, Suite No. 201
Denver, Colorado 80203
Phone: (303) 292-3456
Fax:     (303) 292-3475
With a copy to:
Mark A. Senn, Esq.
Senn Visciano Rosenstein, P.C.
1801 California Street, Suite 4300
Denver, Colorado 80202-2604
Phone: (303)
Fax:     (303)
Any Party may change its address for purposes of this Paragraph 18 by giving the other Parties written notice of the new address in the manner set forth above. If any notice is tendered to an addressee in accordance with this Paragraph and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.
19. Counterparts. It is understood and agreed that this Agreement may be executed in several counterparts, each of which, for all purposes, shall be deemed to constitute an original and all of which counterparts, when taken together, shall be deemed to constitute one and the same agreement, even though all of the Parties may not have executed the same counterpart.
20. Limitation on Debtor’s Liability. Any liability of Debtor under this Agreement shall be limited solely and exclusively to its interest in the Land, and in no event shall any personal liability be asserted against Debtor or any of its officers, directors, owners, employees, attorneys, agents or representatives in connection with this Agreement nor shall any recourse be had to any other Land or assets of Borrower or Debtor. Pure Cycle acknowledges and agrees that no agent or other individual or entity having an interest in Debtor shall have any personal liability for the performance of any of the terms, covenants or conditions to be performed by Debtor under this Agreement, and Pure Cycle agrees that no personal liability shall be asserted against any such parties.
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Signatures appear on the following page

IN WITNESS WHEREOF, the undersigned have executed this License Agreement as of the day and year first above written.

PURE CYCLE CORPORATION, a Colorado corporation
By:	/s/ Mark Harding
	Name:	Mark Harding
	Title:	President

SKY RANCH, LLC, a Colorado limited liability company
By:
Name:
Title: